Exhibit 10.5

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), dated as of January 12, 2007, among Synova Healthcare Group, Inc., a Nevada corporation (the “Company”), Synova Healthcare, Inc., a Delaware corporation (“Synova Healthcare”), Synova Pre-Natal Healthcare, Inc., a Delaware corporation (“Synova Pre-Natal”), each Subsidiary of the Company which becomes a party hereto in accordance with Article 14, (each such Subsidiary together with Synova Healthcare and Synova Pre-Natal, collectively, the “Guarantors”, and each individually, a “Guarantor”), and the purchasers signatory hereto (each purchaser including their respective successors, endorsees, transferees and assigns, a “Purchaser”, and collectively, the “Purchasers”).

Reference is made to the Purchase Agreement, dated as of January 12, 2007, among the Company, the Guarantors and the Purchasers (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

The Purchasers have agreed to purchase certain securities of the Company pursuant to, and upon the terms and subject to the conditions specified in, the Purchase Agreement. Each Guarantor acknowledges that (i) it will derive substantial benefit from the transactions as contemplated by the Transaction Documents and (ii) the execution and delivery by the Guarantors and the Company of this Guarantee Agreement is a condition precedent to the effectiveness of the Purchase Agreement.

Accordingly, the parties hereto agree as follows:

ARTICLE 1.

GUARANTEE; FRAUDULENT TRANSFER, ETC.; CONTRIBUTION

Section 1.1 Guarantee

Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor agrees to make any payment under this Guarantee Agreement pro rata among the Purchasers based on the relative unpaid principal balances of their respective Notes.

Section 1.2 Guarantee of Payment

Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Purchasers to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Purchasers in favor of the Company or any other person.

Section 1.3 Fraudulent Transfer

Anything in this Guarantee Agreement to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer, obligation or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (A) in respect of intercompany debt owed or owing to the Company or Affiliates of the Company to the extent that such debt would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (B) under any guarantee of senior unsecured debt or indebtedness subordinated in right of payment to the Obligations, which guarantee contains a limitation as to maximum amount similar to that set forth in this Section, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (I) applicable law or (II) any agreement providing for an equitable allocation among such Guarantor and other Affiliates of the Company of obligations arising under guarantees by such parties (including the agreements described in Section 1.4).

Section 1.4 Contributions

In addition to all rights of indemnity and subrogation the Guarantors may have under applicable law (but subject to this paragraph), the Company agrees that (i) in the event a payment shall be made by any Guarantor hereunder, the Company shall indemnify such Guarantor for the full amount of such payment, and such Guarantor shall be subrogated to the rights of the Person to whom such payments shall have been made to the extent of such payment, and (ii) in the event that any assets of any Guarantor shall be sold pursuant to any Transaction Document to satisfy any claim of the Purchasers, the Company shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. Each Guarantor (a “Contributing Guarantor”) agrees (subject to this paragraph) that, in the event a payment shall be made by any other Guarantor hereunder or assets of any other Guarantor shall be sold pursuant to any Transaction Document to satisfy a claim of the Purchasers and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Company as provided in this paragraph, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Article 14, the date of the Supplement hereto executed and delivered by such Guarantor). Any Guarantor making any payment to a Claiming Guarantor pursuant to this paragraph shall be subrogated to the rights of such Claiming Guarantor under this paragraph to the extent of such payment. Notwithstanding any provision of this paragraph to the contrary, all rights of the Guarantors under this paragraph and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the final and indefeasible payment in full in cash of the Obligations. No failure on the part of the Company or any Guarantor to make the payments required by this paragraph (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations under this paragraph, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under this paragraph.

ARTICLE 2.

OBLIGATIONS NOT WAIVED

To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from, and protest to the Company or any Guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Purchasers to assert any claim or demand or to enforce or exercise any right or remedy against the Company or any other Guarantor under the provisions of the Transaction Documents, or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Guarantee Agreement, any other Transaction Document, any guarantee or any other agreement, including with respect to any other Guarantor under this Guarantee Agreement or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Purchasers.

ARTICLE 3.

SECURITY; NEGATIVE PLEDGE ON ASSETS

Each of the Company and the Guarantors (as defined in the Guaranty), will not create, incur, assume or permit to exist, and no person shall obtain, any Lien on any of the assets of the Company or the Guarantors or the proceeds thereof nor will any of the Company or the Guarantors agree with any other person not to grant a Lien on any of its assets. Notwithstanding anything contained in this Agreement to the contrary, the Company shall be permitted to grant a Lien on all or part of its assets in order to secure its obligations under Permitted Indebtedness.

ARTICLE 4.

NO DISCHARGE OR DIMINISHMENT OF GUARANTEE

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the final and indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Purchasers to assert any claim or demand or to enforce any remedy under any Transaction Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the final and indefeasible payment in full in cash of all the Obligations).

ARTICLE 5.

DEFENSES WAIVED

To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Guarantor, other than the final and indefeasible payment in full in cash of the Obligations. The Purchasers may, at their election, (i) foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, (ii) accept an assignment of any such security in lieu of foreclosure, (iii) compromise or adjust any part of the Obligations, and (iv) make any other accommodation with the Company or any Guarantor or exercise any other right or remedy available to them against the Company or any Guarantor; provided, however, that any election by the Purchasers under clauses (i), (ii), (iii) and/or (iv) of this sentence shall not affect or impair in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company or any other Guarantor, as applicable, or any security.

ARTICLE 6.

AGREEMENT TO PAY; SUBORDINATION

In furtherance of the foregoing and not in limitation of any other right that any Purchaser has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company or any other Guarantor to pay any Obligation when and as the same shall become due (after giving effect to any applicable grace period), whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to any Purchaser as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to any Purchaser as provided above, all rights of such Guarantor against the Company or the applicable Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full in cash of the Obligations. In addition, any debt of the Company or any other Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior final and indefeasible payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such debt of the Company or such other Guarantor, such amount shall be held in trust for the benefit of the Purchasers and shall forthwith be paid to the Purchasers to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Transaction Documents.

ARTICLE 7.

INFORMATION

Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s and each Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that the Purchasers will not have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

ARTICLE 8.

REPRESENTATIONS AND WARRANTIES

Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Purchase Agreement are true and correct as of the date hereof.

ARTICLE 9.

TERMINATION

The guarantees made hereunder (i) shall terminate when all Obligations have been finally and indefeasibly paid in full or otherwise converted pursuant to the terms of the Notes and (ii) shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of any such Obligation is rescinded or must otherwise be restored by any Purchaser or any Guarantor upon the bankruptcy or reorganization of the Company or any Guarantor or otherwise.

ARTICLE 10.

BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

Whenever in this Guarantee Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor that are contained in this Guarantee Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns. This Guarantee Agreement shall be deemed to have been automatically assigned to, and for the benefit of, the assignee of any Note upon transfer of such a Note, without further action or consent of the other parties. This Guarantee Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Purchasers and a counterpart hereof shall have been executed on behalf of the Purchasers, and thereafter shall be binding upon such Guarantor and the Purchasers and their respective successors and assigns, and shall inure to the benefit of such Guarantor and the Purchasers, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly contemplated by this Guarantee Agreement or the other Transaction Documents. This Guarantee Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder. Each Guarantor shall cause any successor or assign of such Guarantor to assume this Guarantee Agreement in the manner provided above.

ARTICLE 11.

WAIVERS; AMENDMENTS

Section 11.1 No Waiver

No failure or delay of the Purchasers in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Purchasers hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guarantee Agreement or any other Transaction Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 11.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

Section 11.2 Amendments, etc.

Neither this Guarantee Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by, between or among each Purchaser and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required therefor in accordance with Section 6.5 of the Purchase Agreement.

ARTICLE 12.

NOTICES

All communications and notices hereunder shall be in writing and given as provided in Section 6.4 of the Purchase Agreement. All communications and notices hereunder to the Purchasers or the Company shall be given to it at its address for notices set forth in such Section, and all communications and notices hereunder to any Guarantor shall be given to it c/o the Company at such address.

ARTICLE 13.

SURVIVAL OF AGREEMENT; SEVERABILITY

Section 13.1 Survival of Agreement

All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guarantee Agreement or any other Transaction Document shall be considered to have been relied upon by the Purchasers and shall survive the execution and delivery of any Transaction Document, regardless of any investigation made by the Purchasers or on their behalf, and shall continue in full force and effect until this Guarantee Agreement is terminated and no longer effective, pursuant to the terms of Article 9 herein.

Section 13.2 Severability

In the event any one or more of the provisions contained in this Guarantee Agreement or in any other Transaction Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

ARTICLE 14.

ADDITIONAL GUARANTORS

Upon execution and delivery after the date hereof by the Purchasers and a Subsidiary of an instrument in the form of Exhibit A, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee Agreement.

ARTICLE 15.

RIGHT OF SETOFF

If an Event of Default shall have occurred and be continuing, each Purchaser is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Purchaser to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Guarantee Agreement and the other Transaction Documents held by such Purchaser, irrespective of whether or not such Purchaser shall have made any demand under this

Guarantee Agreement or any other Transaction Document and although such obligations may be unmatured. The rights of each Purchaser under this Article are in addition to other rights and remedies (including other rights of setoff) which such Purchaser may have.

ARTICLE 16.

GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL

Section 16.1 GOVERNING LAW

THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 16.2 Consent to Jurisdiction

Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Agreement shall affect any right that the Purchasers may otherwise have to bring any action or proceeding relating to this Guarantee Agreement or the other Transaction Documents against any Guarantor, or any of its property, or in the courts of any jurisdiction.

Section 16.3 Waiver of Objection to Venue

Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee Agreement or the other Transaction Documents in any court referred to in Section 16.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 16.4 Consent to Service of Process

Each party to this Guarantee Agreement irrevocably consents to service of process in the manner provided for notices in Article 12. Nothing in this Guarantee Agreement will affect the right of any party to this Guarantee Agreement to serve process in any other manner permitted by law.

Section 16.5 WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE AGREEMENT OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT A JURY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

ARTICLE 17.

MISCELLANEOUS

Section 17.1 Headings

Article and Section headings used herein are for convenience of reference only, are not part of this Guarantee Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Guarantee Agreement.

Section 17.2 Counterparts

This Guarantee Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Article 10), and shall become effective as provided in Article 10. Delivery of an executed counterpart of this Guarantee Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guarantee Agreement.

Section 17.3 Resolution of Drafting Ambiguities.

The Company and each Guarantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of this Guarantee Agreement, that it and its counsel reviewed and participated in the preparation and negotiation thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

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SYNOVA HEALTHCARE GROUP, INC.

GUARANTEE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantee Agreement as of the day and year first above written.

SYNOVA HEALTHCARE GROUP, INC.

By:
Name: Title:

SYNOVA HEALTHCARE, INC.

By:
Name: Title:

SYNOVA PRE-NATAL HEALTHCARE, INC.

By:
Name: Title:

SYNOVA HEALTHCARE GROUP, INC.

GUARANTEE AGREEMENT

AGREED AND ACCEPTED:

PURCHASERS:

By:
Name:
Title:

EXHIBIT A

TO GUARANTEE AGREEMENT

FORM OF SUPPLEMENT

SUPPLEMENT NO.         , dated as of                         , to the GUARANTEE AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), dated as of January 12, 2007, made by Synova Healthcare Group, Inc., a Nevada corporation (the “Company”), Synova Healthcare, Inc., a Delaware corporation (“Synova Healthcare”), and Synova Pre-Natal Healthcare, Inc., a Delaware corporation (“Synova Pre-Natal” and together with Synova Healthcare, the “Guarantors”, and each individually, a “Guarantor”), to the purchasers signatory hereto (each purchaser including their respective successors, endorsees, transferees and assigns, a “Purchaser”, and collectively, the “Purchasers”).

Reference is made to the Purchase Agreement, dated as of January 12, 2007, among the Company, the Guarantors and the Purchasers (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Guarantee Agreement.

The Guarantors have entered into the Guarantee Agreement in order to induce the Purchasers to purchase certain securities of the Company. Article 14 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Guarantee Agreement to become a Guarantor under the Guarantee Agreement as consideration for securities previously purchased.

Accordingly, the Purchasers and the New Guarantor agree as follows:

1. In accordance with Article 14 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

2. The New Guarantor represents and warrants to the Purchasers that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor’s rights generally.

3. This Supplement may be executed in counterparts (and by each party hereto on a different counterpart), each of which shall constitute an original, but both of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Purchasers shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Purchasers. Delivery of an executed counterpart of this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7. All communications and notices hereunder shall be in writing and given as provided in Article 12 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Company.

8. The New Guarantor agrees to reimburse the Purchasers for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Purchasers.

[Signature page follows]

IN WITNESS WHEREOF, the New Guarantor and the Purchasers have duly executed this Supplement No.          to the Guarantee Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

Contact information:

Fax:	( ) -
Attention:

AGREED AND ACCEPTED:

PURCHASERS

By:
Name:
Title: